Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Clifford E. Pietrafitta
Chief Financial Officer
(215) 569-9900

IMMEDIATE RELEASE
December 23, 2008

CSS INDUSTRIES, INC.
ANNOUNCES EXPECTED SHORTFALL TO EARNINGS ESTIMATE

CSS Industries, Inc. (NYSE:CSS) announced today that it expects diluted earnings per share for its fiscal year ending March 31, 2009 to fall short of the Company’s previous guidance of $2.40 to $2.55 per diluted share. The deterioration in the retail environment brought on by the general economic downturn has reduced sales of our everyday products and increased order cancellations and returns of Christmas products. Given the rapid changes in the economy and the impact such changes may have on sales volume of everyday products for the remainder of the year and customer returns and markdown claims related to our seasonal products, we are unable to provide any definitive earnings guidance at this time. We will, however, provide additional information with the Company’s third quarter earnings release in late January 2009.

“Our announcement that the Company will not achieve its previously reported earnings expectations of $2.40 to $2.55 per diluted share in fiscal year 2009 reflects the deterioration of the economic environment and the associated impact on demand for our products since the global financial crisis began in the fall of this year,” said Christopher J. Munyan, Chief Executive Officer of CSS. “We continue to reduce our cost structure which will help offset the effects of the economic crisis in the next fiscal year.”

CSS is a consumer products company primarily engaged in the design and sale of seasonal and all occasion products, principally to mass market retailers. These products include gift wrap, gift bags, gift boxes, boxed greeting cards, gift tags, decorative tissue paper, decorations, classroom exchange Valentines, decorative ribbons and bows, floral accessories, Halloween masks, costumes, make-ups and novelties, Easter egg dyes and novelties, craft and educational products, memory books, stationery, journals and notecards, infant and wedding photo albums and scrapbooks, and other gift items that commemorate life’s celebrations.

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management as to future events and financial performance with respect to the Company’s operations. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they were made. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including without limitation, general market conditions; increased competition; increased operating costs, including labor-related and energy costs and costs relating to the imposition or retrospective application of duties on imported products; currency risks and other risks associated with international markets; risks associated with acquisitions, including acquisition integration costs and the risk that the Company may not be able to integrate and derive the expected benefits from such acquisitions; risks associated with the restructuring plan to close the Company’s facilities in Elysburg, Pennsylvania and Troy, Pennsylvania, including the risk that the restructuring related savings may be less than and/or costs may exceed the presently expected amounts and the risk that the closures will adversely affect the Company’s ability to fulfill its customers orders on time; risks associated with the Company’s enterprise resource planning systems standardization project, including the risk that the cost of the project will exceed expectations, the risk that the expected benefits of the project will not be realized and the risk that implementation of the project will interfere with and adversely affect the Company’s operations and financial performance; the risk that customers may become insolvent; costs of compliance with governmental regulations and government investigations; liability associated with non-compliance with governmental regulations, including regulations pertaining to the environment, Federal and state employment laws, and import and export controls and customs laws; and other factors described more fully in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2008 and elsewhere in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.